UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Innovaro, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INNOVARO, INC.

2109 Palm Avenue

Tampa, Florida 33605

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on June 7, 2011, at 9:00 a.m., local time, at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605. You will be asked to consider and vote upon the following proposals:

•	to elect five (5) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

•	to ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2011;

•

to approve an amendment and restatement of the Company’s three existing equity compensation plans as one plan, the Innovaro, Inc. Equity Compensation Plan, under which non-qualified stock options, incentive stock options and restricted stock may be granted, with the same number of shares authorized for issuance under the Equity Compensation Plan as were authorized under the three existing plans;

•

to approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

•	to transact such other business as may properly come before the meeting.

All stockholders are encouraged to vote their shares, either by voting in person at the Annual Meeting of Stockholders or by completing, signing, dating and returning the proxy card enclosed.

We look forward to seeing you, and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

/S/ ASA LANUM
Asa Lanum
Chief Executive Officer

Tampa, Florida

April 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2011.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2010 are available on the Internet at www.innovaro.com under the “SEC Filings” tab in the Investor Relations section of our web site.

The Company is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement. The Company believes these rules allow it to provide you with the information you need while lowering the cost of delivery and reducing the environmental impact of the Annual Meeting. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice.

On or about April 28, 2011, we will mail a Notice of Internet Availability of Proxy Materials to our shareowners who have not previously requested electronic access to our proxy materials or the receipt of paper proxy materials advising them that they can access this proxy statement, the 2010 annual report and voting instructions over the internet. You may then access these materials and vote your shares over the internet or by telephone. The notice contains a 15-digit control number that you will need to vote your shares over the internet or by telephone. The instructions on how to vote your shares are contained in the notice. Please keep the notice for your reference through the meeting date.

INNOVARO, INC.

2109 Palm Avenue

Tampa, Florida 33605

(813) 754-4330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Innovaro, Inc.:

The 2011 Annual Meeting of Stockholders of Innovaro, Inc. (the “Company” or “Innovaro”) will be held at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 on June 7, 2011, at 9:00 a.m., local time, for the following purposes:

1. To elect five (5) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2011;

3. To approve an amendment and restatement of the Company’s three existing equity compensation plans as one plan, the Innovaro, Inc. Equity Compensation Plan, under which non-qualified stock options, incentive stock options and restricted stock may be granted, with the same number of shares authorized for issuance under the Equity Compensation Plan as were authorized under the three existing plans;

4. To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

5. To transact such other business as may properly come before the meeting.

You have the right to receive notice and to vote at the annual meeting if you were a stockholder of record at the close of business on April 11, 2011. Whether or not you expect to be present in person at the annual meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

/S/ CAROLE R. WRIGHT
CAROLE R. WRIGHT
Corporate Secretary

Tampa, Florida

April 28, 2011

We urge each stockholder to vote your shares using the internet or the telephone by following the instructions in your Internet Availability Notice or your proxy card, or if you requested a paper copy of this proxy statement, you may vote your shares by signing and returning the proxy card you receive with those papers.

INNOVARO, INC.

2109 Palm Avenue

Tampa, Florida 33605

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on June 7, 2011

GENERAL INFORMATION ABOUT INNOVARO’S ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innovaro, Inc. (the “Company” or “Innovaro”) of proxies to be voted at the Company’s 2011 Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or postponed annual meeting. You are cordially invited to attend the annual meeting to be held on Thursday, June 7, 2011, at 9:00 a.m., local time, at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605.

Stockholders Entitled to Vote

The record date for the annual meeting is April 11, 2011. Only stockholders of record as of the close of business on that date are entitled to notice of and to vote at the annual meeting. On April 11, 2011, there were 14,710,261 shares of common stock outstanding. The approximate date on which we are first sending this proxy statement and accompanying proxy card is April 28, 2011.

Required Vote

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock, issued and outstanding as of April 11, 2011, will constitute a quorum. As of April 11, 2011, there were 14,710,261 shares of the Company’s common stock outstanding. Therefore, the presence of the holders of the Company’s common stock representing at least 7,355,132 votes will be required to establish a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Election of Directors. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to elect the five (5) nominees as directors. This means that the five (5) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote. Votes that are withheld or broker non-votes will have no effect on the outcome of the vote on this proposal.

Ratification of selection of Independent Registered Public Accounting Firm. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required for the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2011. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

Approval to Amend and Restate the Company’s three existing equity compensation plans as one plan, the Innovaro, Inc. Equity Compensation Plan. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a vote “Against” this proposal. Broker non-votes are treated as present but not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of this proposal.

Approval to Adjourn the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a vote “Against” this proposal. Broker non-votes are treated as present but not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of this proposal.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be held on June 7, 2011.

Our Proxy Statement and Annual Report on Form 10-K, as well as any amendments to the foregoing materials that are required to be furnished to shareholders are available at www.proxyvote.com for brokers and street holders and www.envisionreports.com/INV for registered holders

PROXIES AND VOTING PROCEDURES

Your vote is important and you are encouraged to vote your shares promptly.

How Proxies are Voted

Voting on the Internet. You may vote electronically before the Annual Meeting online by following the instructions in the Internet Availability Notice.

Voting by Telephone. You may vote before the Annual Meeting by following the instructions in the Internet Availability Notice or on the proxy card, if you have requested paper copy of the proxy materials.

Voting By Mail. If you do not want to vote electronically before the annual meeting you may request printed copies of the proxy materials by following the instructions on the Internet Availability Notice and then may vote by completing and returning the proxy card in the envelope provided with those materials, before the annual meeting.

Voting In Person. You may vote in person by attending the annual meeting and voting your shares. If you are a beneficial owner of shares held in a street name and you wish to vote in person at the annual meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

Method and Cost of Proxy Solicitation

The expense of preparing, printing and mailing this proxy statement is being paid for by the Company. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

Voting and Revocation of Proxies

If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to the Company’s Corporate Secretary, by a later-dated proxy signed and returned by mail or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

CORPORATE GOVERNANCE

The Company’s business and affairs are managed under the direction of the Board of Directors of the Company. The Board of Directors elects the Company’s officers, who serve at the discretion of the Board of Directors.

Director Independence

In accordance with NYSE Amex rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the independence requirements set forth in the NYSE Amex listing standards.

Based on these standards, at its meeting held on March 8, 2011, the Board of Directors determined that each of the following non-employee director nominees is an independent director of the Company as required by the listing standards of the NYSE Amex and has no relationship with the Company, except as a director and stockholder of the Company and, with respect to Mark Berset, except as described under “Certain Relationships and Related Transactions” included elsewhere in the proxy statement (which relationship the Board of Directors determined did not and will not interfere with his exercise of independent judgment in carrying out his responsibilities as a director):

•	Mark Berset

•	Charles Pope

•	Mark Radcliffe

The Company’s Board of Directors considered the related party transaction described under the caption “Certain Relationship and Related Transactions” contained elsewhere herein regarding Mark Berset, and determined that such transaction did not impair his independence as a director.

In addition, the remaining director nominees, John Micek and Asa Lanum are not independent directors under the NYSE Amex listing standards. John Micek is not independent due to common ownership with the Company of Verdant Ventures Advisors, LLC. Asa Lanum is not independent under the NYSE Amex listing standards due to his employment with the Company as Chief Executive Officer.

Nominations for Directors

Identifying Candidates

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Qualifications

The Nominating and Corporate Governance Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating and Corporate Governance Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board of Directors. The Nominating and Corporate Governance Committee will only consider as candidates for director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our stockholders. Such candidates must be able to make a significant contribution to the governance of our Company by virtue of their business and financial expertise, educational and professional background. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company, and the disciplines represented by incumbent directors. In evaluating candidates for nomination as a director, the Governance Committee will also consider other criteria, including geographical representation, independence, practical wisdom, mature judgment and having sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints and a diverse mix of the specific criteria above.

Stockholder Recommendation of Nominees

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination to our Board of Directors by writing to: Nominating and Corporate Governance Committee of the Board of Directors, Innovaro, Inc., 2109 Palm Avenue, Tampa. Florida 33605. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

Board, Committee and Director Evaluations

The Nominating and Corporate Governance Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the board. The evaluation process occurs annually.

The Board’s Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the experience of the members of the Board. After considering these factors, the Board has determined at this time that the Company’s Chairman should be an independent director rather than the Chief Executive Officer.

The Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the

Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Each Committee is in regular communication with key management personnel and representatives of outside advisors.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating and long-term strategic plan (including matters affecting capital allocation); major litigation and regulatory exposures and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, and disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Corporate Governance	Risks and exposures in programs and policies relating to legal compliance; health, safety, and environment; ethics; corporate governance; and director and officer succession planning.

Compensation Committee	Risks and exposures associated with incentive compensation programs and policies.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, Innovaro, Inc., 2109 Palm Avenue, Tampa, Florida 33605. All stockholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual director(s) or to the Company’s Board of Directors.

The Chairman of the Board of Directors, Charles Pope, is an independent director and has been designated by the Board of Directors to preside at the executive sessions of the independent directors. If interested parties wish to make a concern known to the independent directors, they may do so in a writing addressed to the Chairman of the Board, Innovaro, Inc., 2109 Palm Avenue, Tampa, Florida 33605.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which is the Company’s code of ethics applicable to all directors, executive officers and employees, embodies the Company’s principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. The Code of Business Conduct and Ethics is available on the Company’s website at www.innovaro.com. The Code of Business Conduct and Ethics is also available in print to any stockholder or other interested party who requests it from the Company.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee can be found on the Company’s website at www.innovaro.com. During 2010, the Board of Directors held twenty board meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings on which each director served. The Company requires each director to make a diligent effort to attend all board and committee meetings, as well as each annual meeting of stockholders. Each of the directors was present at the Company’s 2010 Annual Meeting of Stockholders.

Membership on Board Committees

This table lists the three committees of the Company’s Board of Directors, the directors who currently serve on them, and the number of committee meetings held in 2010.

Audit Committee (6 meetings)	Compensation Committee (4 meetings)	Nominating and Corporate Governance Committee (1 meeting)
Mr. Pope (Chair)	Mr. Berset (Chair)	Mr. Radcliffe (Chair)
Mr. Berset	Mr. Radcliffe	Mr. Pope

Audit Committee

The responsibilities of the Audit Committee are described in the Audit Committee’s charter. The Audit Committee provides assistance to the Board of Directors by:

•	monitoring the integrity of the consolidated financial statements of the Company;

•	monitoring compliance by the Company with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and

•	evaluating and monitoring the qualifications, independence and performance of the Company’s registered independent public accounting firm.

All members of the Audit Committee are independent directors as required by the listing standards of the NYSE Amex. The Board of Directors has determined that Mr. Pope is an “audit committee financial expert,” as defined by Item 407 of Regulation S-K under the Exchange Act.

Report of the Audit Committee

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, and audit functions. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s 2010 audited consolidated financial statements with management.

The Audit Committee discussed with the registered independent public accounting firm, Pender Newkirk & Company LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received from Pender Newkirk & Company LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the firm’s communications with the audit committee concerning independence from the Company and its management. In addition, the Audit Committee has discussed with Pender Newkirk & Company LLP the firm’s independence from the Company and its management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The Audit Committee

Charles Pope, Chairman

Mark Berset

Compensation Committee

All members of the Compensation Committee are independent directors as required by the listing standards of the NYSE Amex. The Compensation Committee operates pursuant to a charter approved by the Board of Directors. The Compensation Committee reviews and approves annual salaries and bonuses for all officers, reviews, approves and recommends to the Board of Directors the terms and conditions of any employee benefit plans or changes thereto, administers the Company’s stock option plans and carries out the responsibilities required by the rules of the NYSE Amex. The processes and procedures by which the Compensation Committee considers and determines executive officer compensation are described in the Compensation Discussion and Analysis section included in this proxy statement. While the Compensation Committee oversees the Company’s executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-employee directors and make recommendations on such matters to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2010 were Mr. Berset, Ms. Callen Hamilton and Mr. Radcliffe. Ms. Callen Hamilton resigned from the Board of Directors in July 2010. None of the members of the Compensation Committee is a current or former officer or employee of the Company. None of the members of the Compensation Committee has any relationship required to be disclosed under this section.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are independent directors as required by the listing standards of the NYSE Amex. The Nominating and Corporate Governance Committee has the responsibility of recommending to the Board of Directors nominees to fill vacancies in the Board of Directors, strengthening the Board of Directors’ oversight of management, and monitoring compliance with the Company’s corporate governance guidelines. The Company’s corporate governance guidelines are available on the Company’s website at www.innovaro.com. The Nominating and Corporate Governance Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board of Directors recommendations for the membership of the committees of the Board of Directors, and recommending to the Board of Directors a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise.

Executive Officers

The following information pertains to the Company’s executive officers who are not directors or director nominees of the Company.

Sam Reiber, J.D., 64, has served as the Company’s Vice President since December 2000 and has served as the Company’s General Counsel since 1997. Mr. Reiber was also appointed Chief Compliance Officer in February 2010. Mr. Reiber served as a member of the Company’s Board of Directors from May 1998 until February 2010. Mr. Reiber has been in private practice of law in Tampa, Florida for thirty-two years. He received a Bachelor’s degree in economics from the University of Minnesota in 1969 and a Juris Doctorate from the William Mitchell College of Law in 1974.

Carole R. Wright, C.P.A., 49, has served as the Company’s Secretary and Treasurer since June 1999 and as the Company’s Chief Financial Officer since March 2003. Ms. Wright also served as Chief Financial Officer of the Company from June 1999 until February 2001. Ms. Wright has been a partner with Myers & Wright, P.A., an accounting firm located in Tampa, Florida, for twenty-six years. She received her Bachelor of Science degree in accounting from the University of Tampa.

Peter Skarzynski, 49, has served as Managing Director of Strategos, a division of the Company, since April 2008. Mr. Skarzynski was a Director (1996-1999), CEO (1999-2003) and then Chairman and Chief Executive Officer of Strategos, Inc., until the purchase of Strategos by the Company in 2008. Prior to Strategos, Mr. Skarzynski served as a Vice President at Gemini Consulting / The MAC Group. Mr. Skarzynski has more than twenty-six years of experience in strategic consulting. Mr. Skarzynski received a Bachelor’s degree in both economics and policy studies from The College of The University of Chicago and an M.B.A. in both finance and marketing from The University of Chicago, Graduate School of Business. On April 4, 2011, Mr. Skarzynski tendered his resignation effective April 29, 2011.

SECURITY OWNERSHIP

The following table sets forth certain information as of April 11, 2011, with respect to the beneficial ownership of the Company’s common stock by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (ii) each of the Company’s executive officers and director nominees and (iii) all of the Company’s executive officers and director nominees as a group. A person has beneficial ownership over shares of the Company’s common stock if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as described below.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage Beneficially Owned
Directors:
Mark Berset	118,928	(2)	*
Asa Lanum	—		*
John Micek III	37,850	(3)	*
Charles Pope	11,250	(4)	*
Mark Radcliffe	11,250	(5)	*

Executive Officers:
Sam Reiber	65,650	(6)	*
Carole R. Wright	58,250	(7)	*
Peter Skarzynski	97,539	(8)	*
All directors and executive officers as a group	400,717		2.7%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o Innovaro, Inc., 2109 Palm Avenue, Tampa, Florida 33605.

(2)	Includes 12,500 shares of common stock issuable upon exercise of options held by Mr. Berset, 71,428 shares of common stock held by Mr. Berset and his wife, jointly by the entireties, 25,000 shares of common stock held by Mr. Berset and 10,000 shares held by his wife.

(3)	Includes 18,350 shares of common stock held by Mr. Micek and 19,500 shares held by Silicon Prairie Partners, LP. Mr. Micek is the managing director of Silicon Prairie Partners, LP.

(4)	Includes 6,250 shares of common stock issuable upon exercise of options held by Mr. Pope and 5,000 shares of common stock held by Mr. Pope.

(5)	Includes 6,250 shares of common stock issuable upon exercise of options held by Mr. Radcliffe and 5,000 shares of common stock held by Mr. Radcliffe.

(6)	Includes 12,500 shares of common stock issuable upon exercise of options held by Mr. Reiber, 40,500 shares of common stock held by Mr. Reiber, 7,500 shares of common stock held by Mr. Reiber’s IRA, 50% ownership of 6,100 shares of common stock held in the name of Linsky & Reiber, and 2,100 shares held by the Moses Reiber Trust. Mr. Reiber was formerly a partner with Linsky & Reiber, a law firm in Tampa, Florida and is a co-trustee of the Moses Reiber Trust.

(7)	Includes 42,500 shares of common stock issuable upon the exercise of options held by Ms. Wright, 1,750 shares of common stock held by Ms. Wright’s IRA and 14,000 shares of common stock held in the name of Myers and Wright, PA, an accounting firm of which Ms. Wright is a partner.

(8)	Includes 15,000 shares of common stock issuable upon exercise of options and 82,539 shares of common stock held by Mr. Skarzynski.

DIRECTOR COMPENSATION

The following table sets forth compensation that the Company paid during the fiscal year ended December 31, 2010 to its non-employee directors. The Company does not separately compensate directors who are employees for services as a director.

Fees payable to the non-employee directors for serving in the various positions on the Board of Directors were as follows for the fiscal year ended December 31, 2010:

Position
Director Annual Retainer Fees	$12,000
Chairman of the Board	78,000
Audit Committee Member	10,000
Audit Committee Chairman	20,000
Compensation Committee Member	3,000
Compensation Committee Chairman	7,500
Nominating and Corporate Governance Committee Member	3,000
Nominating and Corporate Governance Committee Chairman	7,500

Non-employee directors are also eligible for stock option awards under the Company’s Amended and Restated Non-Qualified Stock Option Plan, originally adopted in 2000 (the “Non-Qualified Option Plan”), and restricted stock awards under the Company’s Restricted Stock Plan. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with their service. The Company does not provide retirement benefits, perquisites or other benefits to non-employee directors. The Company paid compensation to its non-employee directors as follows for the fiscal year ended December 31, 2010.

Name and Position	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards (2)(3)(4)	All Other Compensation	Total
Henry Chesbrough(5)(6)	$11,000	$3,850	$13,634	$65,000	$93,484
Director
Mark Berset	26,417	3,850	—	—	30,267
Director
Kwabena Gyimah-Brempong(5)	11,000	—	—	—	11,000
Director
Holly Callen Hamilton(5)	13,500	—	—	—	13,500
Director
John Micek III	18,166	3,850	—	—	22,016
Director
Charles Pope	65,083	3,850	13,634	—	82,567
Chairman of the Board
Mark Radcliffe	18,750	3,850	13,634	—	36,234
Director
Keith A. Witter(5)	39,000	—	—	—	39,000
Chairman of the Board

(1)	On December 3, 2010, the Company’s Board of Directors voted to issue all non-employee directors 5,000 shares of restricted stock. This stock was not issued until January 2010 and will vest on September 14, 2011.

(2)	Any non-employee director that is elected or appointed to the Company’s Board of Directors will receive options to purchase 25,000 shares of common stock upon his or her election or appointment, with options to purchase 6,250 shares of common stock vested at the time of grant and an option to purchase an additional 6,250 shares of common stock vesting on each anniversary of the grant for three consecutive years.

(3)	Amounts shown are the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation – Stock Compensation. For a discussion of the assumptions made in such valuation, see Note (14) to the Company’s 2010 audited consolidated financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

(4)	The aggregate number of unvested restricted stock awards and stock options outstanding for each of our directors as of December 31, 2010 is provided in the table below:

Director	Number of Unvested Restricted Stock Awards Outstanding	Number of Options Outstanding
Henry Chesbrough(5)	5,000	25,000
Mark Berset	5,000	25,000
Kwabena Gyimah-Brempong(5)	—	—
Holly Callen Hamilton(5)	—	—
John Micek	5,000	—
Charles Pope	5,000	25,000
Mark Radcliffe	5,000	25,000
Keith A. Witter(5)	—	—

(5)	Kwabena Gyimah-Brempong, Keith Witter and Holly Callen Hamilton resigned on July 8, 2010. Henry Chesbrough will not be re-nominated by the Company’s Board of Directors upon the expiration of his term at the Meeting.

(6)	Henry Chesbrough received $65,000 in other compensation acting as a consultant to Innovaro with regard to his expertise in open innovation.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors are elected for a term of one year expiring at the following annual meeting of stockholders. Directors serve until their successors are elected and qualified. Five current directors, Mark Berset, Asa Lanum, John Micek III, Charles Pope and Mark Radcliffe have been nominated by the Board of Directors for election for a one-year term expiring in 2012. Each person being nominated as a director has agreed to serve as a director if elected and has consented to be named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Voting for Directors

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the five (5) nominees as directors. This means that the five (5) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer.

However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Information about the Nominees

Set forth below is information, as of April 18, 2011, regarding each individual who is being nominated for election as a director by the stockholders at the Meeting, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company. As the information that follows indicates, each nominee brings strong and unique experience, qualifications, attributes, and skills to the Board. This provides the Board, collectively, with competence, experience, and perspective in a variety of areas, including: (i) corporate governance and board service; (ii) executive management, finance, and accounting; (iii) venture capital financing with a technology-related focus; (iv) business acumen; and (v) an ability to exercise sound judgment.

Moreover, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The business address of each nominee and director listed below is c/o Innovaro, Inc., 2109 Palm Avenue, Tampa, Florida 33605.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated each of the following five persons to be elected to serve as a director for a one-year term expiring at the Annual Meeting of Stockholders in 2012. Each of the nominees for election currently serves as a director and has consented to serve for a new term. Each of Mr. Berset, Mr. Micek, Mr. Pope and Mr. Radcliffe was elected by our stockholders to his present term of office. Mr. Lanum was appointed by the Board of Directors at the time of his employment as Chief Executive Officer.

Name	Age	Position with Us
Mark Berset	65	Director
Asa Lanum	63	Director / CEO
John Micek	59	Director
Charles Pope	60	Chairman of the Board
Mark Radcliffe	60	Director

The Board has decided not to nominate Henry Chesbrough for re-election to our Board at the Meeting after the expiration of his term at the Meeting. This decision is not the result of any disagreement with us or our Board.

Mark Berset has served as a director of the Company since July 2009. Mr. Berset has served as the Chief Executive Officer of Comegys Insurance, a family owned insurance agency for 20 years. Mr. Berset is also the Chief Executive Officer of the Strategic Agency Network of Tampa Bay. He is also a member of the Board of Directors at Northstar Bank Holding Company and the immediate past President of the Bayfront Hospital Foundation in St. Petersburg, Florida where he continues to serve as a member of the Board. Mr. Berset received a Bachelor’s degree in Business Economics from St. Ambrose University and a Master’s degree in Business Management from Georgia State University. As the founder and CEO of a highly successful enterprise, Mr. Berset brings to the Board a strong entrepreneurial awareness, a keen insight into financial affairs and practical management skills.

Asa Lanum has served as the Company’s Interim Chief Executive Officer since August 2010 and Chief Executive Officer and director since April 18, 2011. Mr. Lanum is a Managing Principal and senior technology principal with The CTO Group, a consulting firm. Previously he was President and CEO of FORTEL Inc. (NASD – FRTL), an independent software vendor specializing in service level management. Prior to FORTEL he was Senior Vice President Advanced Systems and Chief Technology Officer for OpenVision Technologies, a premier supplier of integrated systems and network management software. Before joining OpenVision,

Mr. Lanum was a co-founder and CEO of Enterprise Technology, Inc., a developer of Intel-based closely-coupled distributed multiprocessor UNIX server clusters. He has held a number of executive positions within the computer industry at Sun Microsystems, ICL Ltd., Pansophic Systems and Amdahl. Mr. Lanum holds a Bachelors degree from The State University of New York. Mr. Lanum has served the IT community for over 35 years and has been responsible for establishing IT Strategy, Enterprise architectures and SDLC processes for global IT organizations. Mr. Lanum has worked on a range of IT Strategy, Architecture, SDLC and Governance projects.

John Micek III, J.D., has served as a director of the Company since June 2001. Since 2000, he has been a managing director of Silicon Prairie Partners, LP, a venture fund. Since September 1998, Mr. Micek has also served as a Board Member of JAL Enterprises (formerly Universal Assurors, Inc.), a member company of Universal Group, Inc., a Midwest group of insurance companies. From July 1997 to July 1998, he served as Chief Operating Officer for Protozoa, Inc., a digital media and animation company. From April 1994 to February 1997, Mr. Micek was General Counsel for Enova Systems, Inc., a developer and manufacturer of digital power management and conversion systems for mobile and stationary applications. He also serves as a director of Armanino Foods of Distinction, Inc., a public company that produces and markets frozen and refrigerated food products. He received a Bachelor of Arts degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco, School of Law in 1979. Mr. Micek brings to the Board public company board experience, knowledge and experience in corporate law, and financial and managerial expertise.

Charles Pope, CPA, has served as a director of the Company since February 2010. Mr. Pope has served as the chief financial officer and chief operating officer of the Palm Bank in Tampa, Florida since June 2009. During his 20 years at PricewaterhouseCoopers LLP, Mr. Pope served as a Partner in the Audit and Financial Advisory Consulting Divisions, and was a Partner in the Accounting and SEC Directorate. Previously, Mr. Pope held CFO positions for public companies including, Aerosonic Corporation, Reptron Manufacturing and SRI/Surgical. He also served as CFO for Innovaro, Inc. from 2001-2002. He holds a B.S. in Economics and Accounting from Auburn University, and is a Certified Public Accountant in the State of Florida. Mr. Pope provides the Board with financial expertise, knowledge of the public equity markets and public company management experience, as well as a strong understanding of Audit Committee functions.

Mark F. Radcliffe, J.D., has served as a director of the Company since February 2010. Mr. Radcliffe is currently a Partner at DLA Piper, a law firm, specializing in strategic intellectual property advice, software licensing, Internet licensing, copyright and trademark, private financing and corporate partnering for over 20 years. He graduated magna cum laude from the University of Michigan and went on to Harvard University for his law degree. In 1998, Harvard Law School honored Mr. Radcliffe by naming him a “Distinguished Alumni”. Mr. Radcliffe was named in The Best Lawyers in America and also as one of Northern California’s Top 100 intellectual property lawyers. In 2009, Intellectual Asset Magazine named Mr. Radcliffe as one of its IAM250: Leading Global IP Strategists. Mr. Radcliffe is the author of numerous articles as well as several books including the Internet Law and Business Handbook in 2000. Mr. Radcliffe brings experience and understanding in strategic intellectual property advice, software licensing, internet licensing, copyright and trademark, private financing and corporate partnering, as well as a unique perspective on legal matters, to the Board.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES AS NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2: RATIFICATION OF SELECTION OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of our board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Pender Newkirk & Company LLP as our independent registered public accounting firm for fiscal year 2011 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. Pender Newkirk & Company LLP has audited our financial statements since September 16, 2003.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select Pender Newkirk & Company LLP as our independent registered public accounting firm, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Pender Newkirk & Company LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for fiscal year 2011. If the stockholders do not ratify the selection of Pender Newkirk & Company LLP, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select Pender Newkirk & Company LLP notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Pender Newkirk & Company LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Pender Newkirk & Company LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Pender Newkirk & Company LLP at any time.

Pender Newkirk & Company LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Pender Newkirk & Company LLP will be present, will have the opportunity to make a statement if he or she so desires, and will be available to answer questions at the Meeting.

Fees Billed to the Company by Registered Independent Public Accounting Firm

The following are aggregate fees billed to the Company by Pender Newkirk & Company LLP in 2010 and 2009:

	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Audit Fees	$206,757	$250,100
Audit-Related Fees	23,484	—
Tax Fees	33,025	76,296
All Other Fees	—	1,860

Total Fees	$263,266	$328,256

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by independent auditors in connection with statutory and regulatory findings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, registration statements, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. All other fees consist of fees for products and services other than the services reported.

Policy on Pre-Approval of Services Provided by Registered Independent Public Accounting Firm

In accordance with its charter, the Audit Committee’s policy is to expressly pre-approve all audit and permissible non-audit services provided by the Company’s registered independent public accounting firm before the registered independent public accounting firm is engaged by the Company to provide any such services. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee limits the engagement by the Company of Pender Newkirk & Company LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. During the year ended December 31, 2010, all services provided by Pender Newkirk & Company LLP were pre-approved by the Audit Committee in accordance with this policy.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Pender Newkirk & Company LLP as the registered independent public accounting firm of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PENDER NEWKIRK & COMPANY LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE COMPANY.

PROPOSAL 3: APPROVAL TO AMEND AND RESTATE THE COMPANY’S THREE EQUITY COMPENSATION PLANS AS ONE PLAN, THE INNOVARO, INC. EQUITY COMPENSATION PLAN

The Company currently maintains three equity compensation plans under which different types of stock-based incentive compensation may be granted to the Company’s officers, employees, non-officer directors and consultants:

1. The Amended and Restated Non-Qualified Stock Option Plan (the “Non-Qualified Option Plan”), which was last approved by stockholders on June 25, 2004, and which provides for the issuance of options to purchase a maximum of 315,000 shares of common stock, which represents approximately 2.1% of the 14,710,261 shares of common stock that were outstanding as of April 11, 2011.

2. The Amended and Restated Employee Stock Option Plan (the “Employee Option Plan), which was last approved by shareholders on July 8, 2010, and which provides for the issuance of options to purchase a maximum of 2,811,274 shares of common stock, which represents approximately 19.1% of the 14,710,261 shares of common stock that were outstanding as of April 11, 2011.

3. The Restricted Stock Plan, which was established effective July 8, 2010, upon approval by the shareholders, and which provides for the issuance of a maximum of 1,500,000 shares of restricted common stock, which represents approximately 10.2% of the 14,710,261 shares of common stock that were outstanding as of April 11, 2011.

Thus, a total of 4,626,274 shares are available under the three existing plans, which represent approximately 31.4% of the shares outstanding as of April 11, 2011.

The Company established the Non-Qualified Option Plan, the Employee Option Plan and the Restricted Stock Plan to encourage stock ownership in the Company by officers, employees, directors and consultants. The Company has principally used the Non-Qualified Option Plan to grant non-qualified stock options to its non-employee directors and consultants. The Employee Stock Option Plan has principally been used to grant incentive stock options to officers and other employees. The Restricted Stock Plan has been used to grant restricted stock to employees and non-employee directors, though it also permits the grant of restricted stock to consultants.

The Board of Directors and its Compensation Committee, the latter of which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer, employee, director and consultant compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers, employees, directors and consultants with the interests of the stockholders.

The Board of Directors and the Compensation Committee are submitting to the stockholders for approval an amendment and restatement of the existing Non-Qualified Option Plan, Employee Option Plan and Restricted Stock Plan as one plan, the Innovaro, Inc. Equity Compensation Plan (the “Equity Compensation Plan”), under which the three types of equity that have been granted under the three existing plans can be granted. It is proposed that the maximum number of shares available for issuance under the Equity Compensation Plan be 4,626,274 shares, the same number of shares as are available under the three existing plans, and that the options previously granted under the Non-Qualified Option Plan and the Employee Option Plan, as well as the restricted stock previously granted under Restricted Stock Plan, be taken into account in determining the shares that remain available under the Equity Compensation Plan. Accordingly, the amendment and restatement of the three existing plans as the Equity Compensation Plan will not increase the number of shares of common stock authorized for issuance as stock-based incentive compensation, but will give the Compensation Committee greater flexibility to make grants of non-qualified options, incentive stock options or restricted stock as it deems appropriate, since one maximum limit will apply to all three types of stock-based incentive compensation. The Board of Directors and its Compensation Committee believe that the approval of the Equity Compensation Plan is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified officers, employees, directors and consultants through the use of stock-based incentive compensation. However, there can be no assurance that the Equity Compensation Plan will achieve these goals.

Material Features of the Equity Compensation Plan

The following is a brief description of the material features of the Equity Compensation Plan. Such description is qualified in its entirety by reference to the full text of the Equity Compensation Plan, which is attached to this Proxy Statement as Exhibit A.

Purpose. The purpose of the Equity Compensation Plan is to (a) support the efforts of the Company and its affiliates to attract, retain and develop exceptional talent, (b) enable the Company and its affiliates to provide directors, officers, employees, consultants and advisors of the Company or its affiliates with incentives directly linked to the Company’s and its affiliates’ short and long-term objectives and increases in shareholder value, and (c) more closely align those individuals’ interests with the interests of the Company’s stockholders.

Shares Available and Award Limitations. The maximum number of shares proposed to be available for issuance under the Equity Compensation Plan is 4,626,274, which is the total number of shares available under the existing Non-Qualified Option Plan, Employee Option Plan and Restricted Stock Plan. The shares previously granted under the three existing plans are to be counted to determine the shares that remain available for issuance under the Equity Compensation Plan. As of April 11, 2011, the Company had granted: 377,682 non-qualified options (net of any cancellations and expirations), of which 146,015 have been exercised, under the Non-Qualified Option Plan; 1,580,772 incentive stock options (net of any cancellations and expirations), of which 483,772 have been exercised, under the Employee Option Plan; and 125,000 shares of restricted stock under the Restricted Stock Plan. Accordingly, 2,542,820 shares would remain available for grant as non-qualified options, incentive stock options or restricted stock if the proposal is approved. If any option expires, terminates or is terminated for any reason prior to its exercise in full, the corresponding shares that were subject to the unexercised portion of such option will be available for future grants under the Equity Compensation Plan. Similarly, if any portion of a restricted stock grant is forfeited, cancelled or surrendered, the affected shares will be available for future grants under the Equity Compensation Plan.

The Equity Compensation Plan, as proposed, also includes limits on the maximum grants that may be made to any individual in any year. Specifically, no individual may receive a grant of non-qualified options to purchase more than 250,000 shares in any calendar year or a grant of more than 250,000 shares of restricted stock in any calendar year, and no employee may be granted incentive stock options to purchase more than 100,000 shares of stock in any calendar year. Also, incentive stock options cannot be granted to any employee who, at the time of grant, owns more than 10% of the Company’s outstanding stock, unless the exercise price of the option is at least 110% of the fair market value of the stock at grant and the option is not exercisable for more than five years. In addition, incentive stock options may be granted to an employee only to the extent that the aggregate fair market value of the shares underlying all incentive stock options exercisable for the first time by the employee during any calendar year do not exceed $100,000. Incentive stock options may not be granted under the Equity Compensation Plan more than ten years after its effective date.

Administration. The Equity Compensation Plan is administered by the Company’s Compensation Committee which is comprised of members of the Company’s Board of Directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and (b) be an “outside director” as the term is defined under Section 162(m) of the Internal Revenue Code, or the Code.

The Compensation Committee interprets the Equity Compensation Plan and, to the extent and in the manner contemplated in the Equity Compensation Plan, exercises the discretion reserved to it in the Equity

Compensation Plan. The decision of the Compensation Committee on any interpretation of the Equity Compensation Plan or administration thereof shall be final and binding with respect to the Company, its stockholders, and any participant or any person claiming to have rights as, or on behalf of, any participant.

Participants—officers, employees, directors and consultants. The Compensation Committee determines and designates those officers, employees, directors and consultants of the Company who are eligible to participate in the Equity Compensation Plan. The Compensation Committee also determines the number of options or shares of restricted stock to be awarded to each participant. In making these determinations, the Compensation Committee takes into account the past service of the participant and potential contributions to the success of the Company, and such other factors as the Compensation Committee deems relevant to accomplish the purposes of the Equity Compensation Plan.

As of the date of this Proxy Statement, approximately 50 persons, including consultants currently providing services to the Company, were eligible to participate in the Equity Compensation Plan. In this regard, the Company has granted non-qualified stock options to purchase in the aggregate up to 270,000 shares of the Company’s common stock under the Equity Compensation Plan to two of the Company’s plan participants subject to the approval of this proposal by the Company’s stockholders at the Meeting. If this proposal is not approved, then such option grants will be cancelled and the Company will likely award these individuals shares of restricted stock under the Restricted Stock Plan. Options and restricted stock are generally not transferable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, except that, with the consent of the Compensation Committee, non-qualified stock options may be transferred to certain family members or entities established for the benefit of family members for estate planning purposes.

Terms of option or restricted stock grants. All stock options, including non-qualified stock options and incentive stock options, are granted under the Equity Compensation Plan at a price not less than the fair market value at the time of grant and will have realizable value only if the Company’s stock price increases. The Compensation Committee determines the amount and features of the stock options, if any, to be awarded to participants, including whether the option is intended to be a non-qualified stock option or an incentive stock option, although incentive stock options may only be granted to employees. Similarly, the Compensation Committee determines the amount of restricted stock to be awarded to participants and the vesting schedule and any other features applicable to each grant of restricted stock. The Compensation Committee evaluates a number of criteria, including the past service of each such participant to the Company, the present and potential contributions of such participant to the success of the Company, and such other factors as the Compensation Committee deems relevant in accomplishing the purposes of the Equity Compensation Plan, including the participant’s current stock holdings, years of service, position with the Company, and other factors. The Compensation Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Compensation Committee awards stock options and restricted stock on a subjective basis and the awards depend in each case on the performance of the service provider or employee under consideration.

Options or restricted stock may contain such other terms and conditions, as the Compensation Committee deems advisable, including, but not limited to, being subject to vesting schedules. Options or restricted stock granted to different participants or at different times need not contain similar provisions.

Exercise of options. As described above, options are exercisable at a price at least equal to the fair market value of the shares at the time the option is granted. The day on which the Company approves the granting of an option or the date specified in the option agreement is considered the date on which the option is granted. For purposes of the Equity Compensation Plan, the fair market value of the shares is the closing price of the shares on the NYSE Amex on the date of the grant of the option. Each option will state the period or periods of time within which the option may be exercised by the participant, which may not exceed ten years from the date the option is granted.

Upon termination of employment by reason of (a) death, (b) permanent and total disability, or (c) retirement with the consent of the Company, exercisable options will remain exercisable for three months after the death, disability or retirement of the participant, as the case may be. Upon termination of employment for any other reason (excluding termination for cause) exercisable options will remain exercisable for three months after termination of employment unless the Compensation Committee has specified a different period in the option agreement. Upon termination for cause, all options granted to the participant will terminate immediately on the date of the termination of employment.

Effect of change in shares subject to the plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for options and restricted stock and the shares subject to an option and the option prices shall be appropriately adjusted by the Compensation Committee.

Corporate Transactions. If certain types of corporate transactions occur, all outstanding options will be fully vested and exercisable, and the Compensation Committee or the Board of Directors may determine that any restricted stock will become fully vested. Under the Equity Compensation Plan, these changes can apply in connection with a variety of types of corporate transactions, including significant changes in our stock ownership, certain mergers or consolidations of the Company, a sale or disposition of substantially all of the assets of the Company or liquidation or dissolution of the Company. However, in connection with a merger or consolidation or a sale of Company assets, if a successor entity agrees to assume outstanding options or grant equivalent options of the successor entity, then the outstanding options will not become fully vested and exercisable.

Amendment and termination. The Board of Directors may amend or alter, suspend or discontinue the Equity Compensation Plan at any time. While the Board of Directors may seek stockholder approval of an action modifying a provision of the Equity Compensation Plan when deemed advisable, the board of directors may make certain modifications without stockholder approval (except with respect to the number of options and shares of restricted stock authorized for issuance under, and other material amendments to, the Equity Compensation Plan). The Equity Compensation Plan will terminate when all shares reserved for issuance have been issued upon as restricted stock or exercise of options or by action of the board of directors, whichever shall first occur.

Resale of shares acquired pursuant to options. Participants purchasing shares pursuant to options or receiving restricted stock may resell the shares through brokers or dealers at prevailing market prices. Any sales by participants who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

Accounting. The Company accounts for option and restricted stock grants under the Equity Compensation Plan to participants who are employees (as defined by the Accounting Standards Codification) in accordance with ASC Topic 718 Compensation—Stock Compensation. Compensation cost is recognized for all option and restricted stock grants based on the grant date fair value estimated in accordance with the provisions of Topic 718. The Company amortizes compensation cost on a straight-line basis over the requisite service period of the grant for the portion of the grant that is expected to vest. The Company estimates forfeitures; both at the date of grant as well as throughout the vesting period, based on the Company’s historical experience and future expectations.

The Company accounts for option and restricted stock grants under the Equity Compensation Plan to participants who are not employees (as defined by the Accounting Standards Codification) in accordance with ASC Subtopic 505-50 Equity Based Payments to Non-Employees. Compensation cost is recognized for all option and restricted stock grants based on the measurement date fair value estimated in accordance with the provisions of Subtopic 505-50. The measurement date, in most cases, will be the date the grant vest. The Company records compensation cost upon vesting of the grant.

Federal Tax Consequences of the Equity Compensation Plan. The following is a summary of certain U.S. federal income tax consequences of transactions under the Equity Compensation Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.

The grant of a non-qualified stock option under the Equity Compensation Plan will not result in the recognition of taxable income to the participant or a deduction to the Company. In general, upon exercise of a non-qualified option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.

The grant of an incentive stock option under the Equity Compensation Plan has no tax effect on the participant. Book compensation recognized by the Company is not deductible for tax purposes and creates a permanent difference assuming that, following exercise, the participant holds the shares for the incentive stock option holding periods. If the holding period requirements are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.” A disqualifying disposition generates income to the participant and creates a tax deduction for the Company to the extent it recognized book compensation. The Company is required to withhold tax on the amount of income so recognized.

Generally, a grant under the Equity Compensation Plan of shares of the Company’s Common Stock which are subject to vesting and transfer restrictions will not result in taxable income to the participant or a tax deduction to the Company in the year of the grant. Instead, the value of the shares will generally be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. That value will be the fair market value of the shares on the dates the restrictions lapse. The participant, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of grant as ordinary income in the year of the grant, provided the participant makes the election within 30 days after the date of the grant. In either case, the Company receives a deduction corresponding to the amount of compensation included in the participant’s income in the year in which that amount is so included. In accordance with applicable regulations, the Company will require the participant to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time the restrictions on the shares lapse or the participant makes a Section 83(b) election. If the Company withholds shares to satisfy this withholding tax obligation, instead of cash, the participant nonetheless will be required to include in income the fair market value of the shares withheld.

Internal Revenue Code Section 162(m) places a $1 million annual limit on the Company’s tax deduction for compensation paid to each “covered employee” (generally the chief executive officer and the three most highly compensated executive officers other than the principal financial officer). The limit, however, does not apply to “performance-based compensation.” The Company believes that awards of stock options will qualify as performance-based compensation. Also, awards that are granted, accelerated, or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Internal Revenue Code Section 280G and, to that extent, will not be deductible by the Company and will be subject to a 20% excise tax on the participant.

The above summary of the income tax consequences of the Equity Compensation Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2010, we had two stock option plans and a restricted stock plan under which shares of our common stock were authorized for issuance as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,270,167	$4.45	2,601,320	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,270,167	$4.45	2,601,320

(1)	Includes 1,375,000 shares of restricted stock available for issuance under the Company’s Restricted Stock Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE COMPANY’S THREE EXISTING EQUITY COMPENSATION PLANS AS ONE PLAN, THE INNOVARO, INC. EQUITY COMPENSATION PLAN.

PROPOSAL 4: APPROVAL TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR

THESE PROPOSALS

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Meeting to solicit additional proxies. If a quorum is present at the Meeting, but there are not sufficient votes at the time of the Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to adjourn the Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

If the adjournment proposal is submitted for a vote at the Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though the Company may have received proxies representing a sufficient number of votes against a proposal to defeat it, the Company’s management could present the adjournment proposal for a vote of the Company’s stockholders and thereby cause the annual meeting to be adjourned without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal. Therefore, if a stockholder voted against any or all of the other proposals set forth in this proxy statement, then such stockholder may not want to vote for this adjournment proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

Any proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for the foregoing proposals requires the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. An abstention from the vote on an adjournment will have the same effect as a vote against the adjournment motion. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR THESE PROPOSALS.

EXECUTIVE COMPENSATION

Compensation Risk Analysis

The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

Compensation Discussion and Analysis

Throughout this section of the proxy statement, the individuals who served as the Company’s chief executive officer and chief financial officer, as well as the other individuals included in the Summary Compensation Table herein, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee of the Company’s Board of Directors is responsible for establishing and evaluating the Company’s policies governing the compensation of its executive officers, including its named executive officers. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive.

Compensation Objective

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers;

•	Motivate and reward executive officers whose knowledge, skills, performance and business relationships are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and stockholders by motivating executive officers to ultimately increase stockholder value;

•	Compensate the Company’s executive officers to manage the Company’s business to meet its short term and long-range goals;

•	Ensure fairness among the executive officers by recognizing the contributions each executive officer makes to the Company’s success; and

•	Provide a competitive compensation package which includes some pay for performance factors.

Role of Others in Compensation Decisions

The Compensation Committee makes all of the decisions with respect to the compensation received by the Company’s executive officers. The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s chief executive officer. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except for the Company’s chief executive officer. The Company’s chief executive officer annually reviews each of the other executive officers’ performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for all executive officers, excluding himself or herself. Based in part on these recommendations from the Company’s chief executive officer and other considerations, the Compensation Committee approves the annual compensation package of the Company’s executive officers other than the Company’s chief executive officer. The Compensation Committee also annually analyzes the chief executive officer’s performance and determines his or her salary, annual cash bonus and grants of long-term equity incentive awards.

Although the Compensation Committee has not retained a compensation consultant to review its policies and procedures with respect to executive compensation, it has informally considered the competitive market practices with respect to the salaries and total compensation paid by other similarly-sized companies to their executive officers. In this regard, the Compensation Committee reviewed annual reports on Form 10-K and similar information of other similarly-sized companies.

2010 Executive Compensation Components

For the fiscal year ended December 31, 2010, the principal components of compensation for the Company’s executive officers were:

•	Annual base salary;

•	Annual cash bonuses;

•	Long-term equity incentive compensation; and

•	Other benefits.

Annual Base Salary

Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company’s goals. While the initial base salary for the Company’s executive officers was determined by an assessment based upon the responsibilities of the position, the expected contribution of the position to our business, the experience and skill of the position, and competition in the marketplace for the talent; the factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee reviews the base salary for each executive officer on an annual basis.

Annual Cash Bonuses

Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. Bonus opportunities for the named executive officers are determined by the Compensation Committee on a discretionary basis and are based on performance criteria, including corporate and individual performance goals and measures, set by the Compensation Committee.

In connection with the Company’s acquisition of Strategos, LLC (which became a division of the Company), the Company implemented the Strategos Bonus Plan for qualifying Strategos division employees. The award pool under the Strategos Bonus Plan is determined from eligible earnings and aggregate revenues and is limited to the extent required to permit Strategos to maintain sufficient operating cash. Awards are to be paid out by December 31st of each year and are accrued on a quarterly basis. Approximately 85% to 90% of Strategos net income will be paid out in connection with this bonus plan. Only one of the Company’s named executive officers, Peter Skarzynski, currently participates in the Strategos Bonus Plan.

Long-Term Equity Incentive Compensation

The Company awards long-term equity incentive awards to executive officers, including the named executive officers, as part of its total compensation package. These awards are consistent with the Company’s pay for performance principles and align the interests of the executive officers to the interests of the Company’s stockholders. The Compensation Committee reviews and approves the amount of each award to be granted to each named executive officer. Long-term equity incentive awards are made pursuant to the Innovaro, Inc. Amended and Restated Employee Stock Option Plan (the “Employee Option Plan”), the Innovaro, Inc. Restricted Stock Plan (the “Restricted Stock Plan”) and the Amended and Restated Non-Qualified Stock Option Plan of Innovaro, Inc. (the “Non-Qualified Stock Option Plan”).

The Company’s long-term equity incentive is currently in the form of options to acquire its common stock and shares of restricted stock. Stock option awards provide the Company’s executive officers with the right to purchase shares of its common stock at a fixed exercise price for a period of up to ten years. Stock options are granted at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. Stock options are earned on the basis of continued service to the Company and generally vest over a number of years.

The Company’s long-term equity incentive is also in the form of restricted shares of the Company’s common stock. Restricted stock awards provide the Company’s executive officers with the shares of its common stock subject to certain restrictions and/or vesting requirements. Restricted stock shares are earned on the basis of continued service to the Company and vest as set forth in the Restricted Stock Agreements.

The Compensation Committee will determine the amount and features of the stock options and/or restricted stock to be awarded to executive officers. The Compensation Committee will evaluate a number of criteria, including the past service of each such executive officer to the Company, the present and potential contributions of such executive officer to the Company’s success and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of its long-term equity incentive plans, including the executive officer’s current stock holdings, years of service, position with the Company and other factors. The Compensation Committee will not apply a formula assigning specific weights to any of these factors when making its determination.

Other Benefits

Retirement Benefits

The Company maintains a 401k plan in which all full-time employees, including the Company’s named executive officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in the Company’s stock under the 401k plan. The Company matches 100% of the first 3%, and 50% of the second 2%, of compensation contributed by employees.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage.

Perquisites

Because the Company provides limited perquisites to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officers’ compensation packages.

Employment Agreements, Severance Benefits and Change in Control Provisions

The Company has employment agreements in effect with two of its executive officers, Mr. Sam Reiber and Mr. Peter Skarzynski. The Company entered into employment agreements with these executive officers to ensure that they would perform their respective roles with the Company for an extended period of time. In addition, the Company also considered the critical nature of each of their positions and the Company’s need to retain them when the Company committed to these agreements.

In addition the Company entered into an agreement with the CTO Group in connection with the engagement of Asa Lanum as the Company’s interim Chief Executive Officer upon the resignation of the Company’s then current Chief Executive Officer, Douglas Schaedler, on August 16, 2010. The Company subsequently hired Mr. Lanum as an “at will” employee on April 18, 2011.

Mr. Reiber

On February 5, 2010 the Company entered into a two-year employment agreement with Mr. Reiber which was effective January 1, 2010. In addition to his previous responsibilities, Mr. Reiber assumed the position of Chief Compliance Officer. Under the terms of the employment agreement, Mr. Reiber was to receive a base salary of $175,000 for the first year and $195,000 for the second year. In addition to his base salary, Mr. Reiber is entitled to: (i) receive options to purchase 25,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2010, which stock options vest one-fourth on each anniversary of the grant for four years or immediately upon a change of control of the Company; (ii) receive 10,000 shares of restricted stock with vesting one year from the date of the grant; (iii) participate in all benefit plans provided by the Company; and (iv) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program.

On November 1, 2010, the Company amended the existing employment agreement with Mr. Reiber. Under the terms of the amended employment agreement, Mr. Reiber will receive an annual salary of $95,000 and his time devoted to the Company is reduced from 100% to 50%.

The Company may terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Reiber is terminated for any reason, other than cause, he will be entitled to a one time lump sum payment equal to six months of his base salary at that time.

In consideration of the benefits provided under the employment agreement, Mr. Reiber has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

Mr. Skarzynski

On April 17, 2008, the Company entered into a three-year employment agreement with Mr. Skarzynski. Under the terms of the employment agreement, Mr. Skarzynski receives an annual salary of $325,000. In addition to his base salary, Mr. Skarzynski is entitled to: (i) receive an annual bonus determined annually in accordance with the Strategos Bonus Plan, described above; (ii) receive options to purchase 20,000 shares of the Company’s common stock each year during the term of the employment agreement; and (iii) participate in all benefit plans provided by the Company. The stock options vest one-fourth on each anniversary of the grant for four years or immediately upon a change of control of the Company.

In the event of termination by the Company during the term of the employment agreement, other than for cause (as defined in the employment agreement), or by the employee for good reason (as defined in the employment agreement), Mr. Skarzynski shall be entitled to a one time lump sum payment equal to his compensation for a number of months equal to: (i) 36 months, less (ii) one month for each monthly anniversary of the commencement date of the employment agreement. However, on the 30th monthly anniversary of the commencement date of the employment agreement and for the duration of his employment by the Company (whether during the term of the employment agreement of otherwise), Mr. Skarzynski shall be entitled to a severance payment equal to his compensation for six months, which shall be calculated as the sum of his current base salary plus the average of his actual cash bonus for the prior two years divided by 12.

In consideration of the benefits provided under the employment agreement, Mr. Skarzynski has agreed to protect the Company’s confidential or secret information and not to compete with the Company during the period of employment and for a maximum of 36 months less one month for each monthly anniversary of the commencement date of the employment agreement; provided however, that he shall only be subject to a one year covenant not to compete with the Company after April 17, 2011.

Mr. Skarzynski has given notice of his intention to leave the Company effective April 29, 2011.

Ms. Wright

On November 29, 2007, and subsequently amended on January 1, 2009, Ms. Wright entered into a three-year employment agreement with the Company. The agreement expired on November 29, 2010 and was not renewed by the Company but she has continued her employment with the Company on an “at will” basis.

Mr. Lanum

On August 13, 2010, the Company entered into a six-month agreement with The CTO Group engaging Mr. Lanum, a principal of The CTO Group to provide interim Chief Executive Officer (CEO) services and to serve until such time as the Board of Directors of Innovaro may recruit and hire a permanent CEO. Under the terms of the agreement, The CTO Group receives a monthly fee of $22,000. In addition to this monthly payment, Mr. Lanum is entitled to travel and living expenses and to receive options to purchase 90,000 shares of the Company’s common stock vesting in full during the term of the agreement (to date these options have not been issued). This agreement expired on February 13, 2011 and was not renewed by the Company, but Mr. Lanum has continued to provide CEO services to the Company on an “at will” basis.

On April 18, 2011, the Company reached an agreement with Mr. Lanum to be the Chief Executive Officer for Innovaro. Mr. Lanum will be an “at will” employee and will receive an annual salary of $325,000. He was also given a onetime grant of 250,000 options in accordance with the Company’s equity compensation plans; 100,000 Incentive Stock Options and 150,000 Non-Qualified Stock Options. The Company will also cover the cost of his move to Tampa.

Resignation of Chief Executive Officer

Effective August 16, 2010, Douglas Schaedler resigned from his position as Chief Executive Officer of the Company and from his position as a member of the Board of Directors. Per his employment agreement, Mr. Schaedler was entitled to receive pay for the 90 days following his giving notice to the Company as well as a one-time lump sum payment equal to six months’ pay, totaling $243,750, less payroll taxes and other applicable payroll deductions. In addition, under the employment agreement, 137,835 of the 325,000 stock options previously granted to Mr. Schaedler vested on a pro rata basis upon termination of his employment contract, and the remaining stock options and the 60,000 shares of restricted stock previously granted to Mr. Schaedler were deemed terminated and forfeited. Pursuant to the employment agreement, Mr. Schaedler remains bound by a one-year covenant not to compete with the Company and a covenant regarding protection of the Company’s confidential information.

2010 Compensation Decisions

The Company believes that the total compensation paid to its named executive officers for the fiscal year ended December 31, 2010 achieves the overall objectives of its executive compensation program. In accordance with its overall objectives, executive compensation for 2010 was competitive with other similarly-sized companies and pay for performance was a significant component thereof.

The Compensation Committee took the following key compensation actions in 2010:

•	Determination of Annual Base Salaries: Base salaries were decreased for Mr. Reiber due to a reduction in time devoted to the Company.

•

Determination of Annual Cash Bonus: The Compensation Committee did not award any discretionary bonuses to the Company’s named executive officers for 2010 in an effort to de-emphasize short-term compensation during an economic downturn; although non-discretionary bonuses were made under the Strategos Bonus Plan.

•	Determination of Long Term Equity Incentive Compensation: The Compensation Committee approved the grant of 170,000 stock options to certain of the Company’s named executive officers during 2010.

Determination of Annual Base Salary

The Compensation Committee annually reviews the base salary for each of the Company’s executive officers, including its named executive officers, and determines whether or not to increase it in its sole discretion.

As previously discussed, the Company entered into an agreement with The CTO Group in connection with the engagement of Mr. Lanum as the Company’s interim CEO. The agreement, which is described above, sets forth the compensation arrangement between the Company and The CTO Group regarding the Company’s engagement of Mr. Lanum as its interim CEO.

Mr. Schaedler, the Company’s Former Chief Executive Officer through his resignation on August 16, 2010, was paid $206,000 in base salary. His base salary for 2009 was $313,932.

Ms. Wright was paid an annual base salary of $200,000 for 2010. Her base salary for 2009 was $208,000.

Mr. Reiber was paid an annual base salary of $175,000 for 2010 until November 1, 2010, an increase of 17% over his 2009 annual base salary of $150,000. This increase was made as a result of Mr. Reiber becoming the Chief Compliance Officer and the increase in duties corresponding with such title. On November 1, 2010, Mr. Reiber’s base salary was reduced to $95,000, due to a reduction in time devoted to the Company.

Mr. Skarzynski was paid an annual base salary of $325,000 for 2010. His Base salary for 2009 was $337,500.

The base salaries paid to the Company’s named executive officers in 2010 are set forth below in the “Summary Compensation Table.”

Determination of Annual Cash Bonus

The Compensation Committee annually determines whether to pay a discretionary cash bonus to the Company’s executive officers, including its named executive officers. Some of the factors generally considered by the Compensation Committee in connection with such determination include:

•	The Company’s results of operations and financial condition

•	Strategic and/or other incremental acquisitions;

•	Overall quality of the Company’s customer list; and/or

•	Increase in product offerings.

The Compensation Committee did not award any discretionary bonuses to the Company’s named executive officers for 2010 in an effort to de-emphasize short-term compensation during an economic downturn and its impact on the Company’s results of operations and financial condition.

As described above, the Company also has the Strategos Bonus Plan for qualifying Strategos division employees. The award pool is determined from eligible earnings and aggregate revenues and is limited to the extent required to permit Strategos to maintain sufficient operating cash. Mr. Skarzynski received a $751,000 cash bonus under the Strategos Bonus Plan for 2010. The 2009 bonus was $45,000. The increase relates directly to the increased eligible earnings and aggregate revenues of the division for 2010.

Determination of Long-Term Equity Incentive Compensation

The Compensation Committee annually determines whether to award options to purchase shares of the Company’s common stock and shares of restricted stock to the Company’s executive officers, including its named executive officers. In 2010, the Compensation Committee approved the grant of 170,000 options to the following named executive officers:

•	Sam Reiber – 25,000 options, and

•	Peter Skarzynski – 145,000 options.

Information regarding equity incentive compensation awarded to the Company’s named executive officers in 2010 is set forth below under “Grants of Plan-Based Awards.”

Compensation Policies and Practices as They Relate to the Company’s Risk Management

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Policy Relating to Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the amount of compensation that may be deducted by the Company with respect to each covered employee (generally the chief executive officer and the three most highly compensated executive officers other than the principal financial officer) employed as of the last day of the applicable year. The limitation does not apply to compensation based on the attainment of objective performance goals. Generally, stock options will be considered performance-based compensation. In addition, the covered employees of the Company generally are not entitled to annual compensation in excess of $1 million. However, the Compensation Committee retains the right and the authority to approve compensation for covered employees that may not meet the requirements of Section 162(m) of the Internal Revenue Code, and , thus, may not be deductible by the Company, if the Compensation Committee determines that is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Mark Berset

Mark Radcliffe

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s named executive officers for the fiscal years ended December 31, 2010, 2009 and 2008. The Company’s named executive officers include its Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Asa Lanum	2010	$—	$—	$—	$126,725	(4)	$126,725
Interim Chief Executive Officer

Carole R. Wright	2010	$200,000	$—	$—	$8,000	(5)	$208,000
Chief Financial Officer, Treasurer and Corporate Secretary	2009	$207,693	—	79,910	7,454	(5)	295,057
	2008	170,577	55,000	—	6,767	(6)	232,344

Sam Reiber	2010	$162,308	$—	$8,217	$6,492	(5)	$177,017
Vice President, General Counsel and Chief Compliance Officer	2009	152,519	$—	79,910	5,538	(5)	237,967
	2008	73,923	—	—	85,741	(7)	159,664

Peter Skarzynski	2010	$325,000	$751,000	$74,742	$9,925	(5)	$1,160,667
Sr. Managing Director	2009	337,500	45,000	31,964	10,525	(5)	424,989
	2008	237,900	1,502,559	65,433	10,500	(6)	1,816,392

Clifford M. Gross(2)	2010	$—	$—	$—	$850,747	(2)	$850,747
Former Chief Executive Officer	2009 2008	116,347 550,000	— —	— —	944,138 41,061	(2) (11)	1,060,485 591,061

Douglas Schaedler(3)	2010	$206,000	$—	$—	$254,424	(8)	$460,424
Former Chief Executive Officer	2009	313,942	—	328,134	8,769	(9)	650,845
	2008	229,945	100,000	—	10,412	(10)	340,357

(1)	Amounts shown are the aggregate grant date fair value of awards granted during the year computed in accordance with ASC Topic 718. For more details on grants in 2010, see the “Grants of Plan-Based Awards” Table below. For a discussion of the assumptions made in such valuation, see Note 14 to the Company’s 2010 audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

(2)	Following the conclusion of the term of his employment agreement on March 1, 2009, Dr. Gross retired from the position of Chief Executive Officer of the Company. In connection therewith, the Company paid Dr. Gross a portion of his $1,794,885 total severance obligation in April 2009 the remaining $850,747 was paid in 2010.

(3)	Mr. Schaedler was Chief Executive Officer from November 23, 2009 until his resignation on August 16, 2010. He was previously the Company’s President following the retirement of Dr. Gross.

(4)	Of this amount $99,000 was paid to The CTO Group in order to retain the services of Mr. Lanum as interim Chief Executive Officer. Mr. Lanum received $27,725 in reimbursed living expenses.

(5)	This amount relates to the Company’s matching contribution made on behalf of the named executive officer under the Company’s 401K Plan.

(6)	This amount relates to the Company’s matching contribution made on behalf of the named executive officer under the Company’s Simple IRA Plan.

(7)	Of this amount, $2,161 constitutes the Company’s matching contribution made on behalf of Mr. Reiber under the Company’s Simple IRA Plan and the remaining $83,580 relates to an arrangement with Mr. Reiber pursuant to which the Company agreed to pay Mr. Reiber for legal services provided to the Company in connection with technology transfer and acquisition transactions.

(8)	Of this amount, $244,000 constitutes the severance payment paid at the time of Mr. Schaedler’s resignation, $9,800 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan and $624 constitutes a health club allowance received by Mr. Schaedler.

(9)	Of this amount, $8,308 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s 401K Plan and $461 constitutes a health club allowance received by Mr. Schaedler.

(10)	Of this amount, $9,764 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan and $648 constitutes a health club allowance received by Mr. Schaedler.

(11)	Of this amount, $13,000 constitutes the Company’s matching contribution made on behalf of Dr. Gross under the Company’s Simple IRA Plan, $25,661 constitutes an automobile allowance received by Dr. Gross and $2,400 constitutes a health club allowance received by Dr. Gross.

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the stock options awarded to the Company’s named executive officers during the fiscal year ended December 31, 2010.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Sam Reiber	12/3/2010	25,000	(2)	$0.77	$8,217
Peter Skarzynski	8/13/2010	125,000	(2)	$1.60	$68,169
Peter Skarzynski	12/3/2010	20,000	(2)	$0.77	$6,574

(1)	Amounts shown are the aggregate grant date fair value of awards granted during the year computed in accordance with ASC Topic 718. For a discussion of the assumptions made in such valuation, see Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

(2)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant date for four consecutive years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the stock option awards outstanding as of December 31, 2010 for each of the Company’s named executive officers.

Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date
Carole R. Wright	30,000 12,500	(1) (2)	— 37,500	$ $	18.40 5.05	10/18/2011 6/15/2016
Sam Reiber	12,500	(2)	37,500		$5.05	6/15/2016
	—	(3)	25,000		$0.77	12/3/2017
Peter Skarzynski	7,500	(4)	15,000		$10.50	5/14/2015
	5,000	(5)	20,000		$5.05	6/15/2016
	—	(6)	125,000		$1.60	8/13/2017
	—	(3)	20,000		$0.77	12/3/2017

(1)	Options to purchase these shares of common stock vested 25% at the time of grant and an additional 25% vest on each anniversary of the grant date of October 18, 2006 for three consecutive years. All options have vested.

(2)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant date of June 15, 2009 for four consecutive years. Options to purchase 12,500 shares have vested.

(3)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant date of December 3, 2010 for four consecutive years. As a result, no options have vested.

(4)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant date of May 14, 2008 for four consecutive years. Options to purchase 7,500 shares have vested.

(5)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant date of June 15, 2009 for four consecutive years. Options to purchase 5,000 shares have vested.

(6)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant date of August 13, 2010 for four consecutive years. As a result, no options have vested.

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised options during the year ended December 31, 2010. In addition, no shares of restricted stock vested during December 31, 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table quantifies the potential payments and benefits upon termination of the Company for each of the named executive officers with an employment agreement, assuming the officer’s employment terminated on December 31, 2010, given the officer’s compensation and service level as of that date. Due to the number of factors that affect these calculations, including the price of the Company’s common stock, any actual amounts paid or distributed may be different.

	By Company Without Cause	By Executive For Good Reason	Change of Control
Sam Reiber
Cash Payments	$47,500	$—	$—
Vesting of Option Awards	—	—	—
Peter Skarzynski
Cash Payments	$361,500	$—	$—
Vesting of Option Awards	—	—	185,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On April 14, 2010, the Company entered into a limited liability company agreement to form Verdant Ventures Advisors, LLC (“Verdant Ventures”). Under this agreement, the Company made an investment of 243,933 shares of the Company’s common stock worth $1,000,125 in exchange for a 15% ownership in Verdant Ventures. Verdant Ventures will operate as an independently managed technology transfer venture fund. John Micek, one of the Company’s directors, is managing partner of Verdant Ventures, as well as a member of two limited liability companies that are also parties to the limited liability company agreement of Verdant Ventures. Pursuant to the agreement, the Company is not required to make any additional capital contributions or loans to Verdant Ventures and is not involved in its management. Verdant Ventures may sell up to one-third of the Company’s contributed shares each year during a three-year period from the date the Company first contributed the shares.

During December 2010, the Company borrowed $200,000 from Mark Berset, one of the members of its Board of Directors, to fund its short-term operating activities. The borrowings, including $1,189 of interest thereon and a fee of 3.3 points totaling $6,600, were subsequently repaid in full by the Company to Mr. Berset by the terms of the agreement by February 21, 2011.

Review, Approval or Ratification of Transactions with Related Parties

As required by the NYSE Amex listing standards, the Audit Committee of the Company’s Board of Directors is required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K). Such requirement is set forth in the Audit Committee’s charter.

In addition, the Company’s Code of Business Conduct and Ethics, which is annually reviewed and approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, all Section 16(a) filing requirements applicable to such persons were complied with.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

2012 ANNUAL MEETING OF STOCKHOLDERS

The Company expects that the 2012 Annual Meeting of Stockholders will be held in June 2012, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Tampa, Florida and, in accordance with Rule 14a-8 under the Exchange Act, the Company must receive the proposal on or before December 30, 2011, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

The Company’s stockholders are advised that currently there is no deadline for providing the Company timely notice of any stockholder proposal to be submitted at the Company’s 2012 Annual Meeting of Stockholders that is not sought to be included in the Company’s proxy statement in accordance with Rule 14a-8 under the Exchange Act. However, Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter 45 days before the date corresponding to the date the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for the Company’s 2012 Annual Meeting of Stockholders, if stockholders do not submit written notice to the Company’s Corporate Secretary, on or before March 14, 2012, the Company may exercise discretionary voting authority under the proxies it solicits in accordance with its best judgment on any stockholder proposal presented at such meeting.

You are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/S/ CAROLE R. WRIGHT
Carole R. Wright
Corporate Secretary

Tampa, Florida

April 28, 2011

INNOVARO, INC.

EQUITY COMPENSATION PLAN

1. Purpose

The purpose of the Plan is to support the Company’s and its Affiliates’ ongoing efforts to attract, retain and develop exceptional talent and enable the Company and its Affiliates to provide members of the Board, executive officers, employees, consultants and advisors of the Company or its Affiliates with incentives directly linked to the Company’s and its Affiliates’ short and long-term objectives and to increases in shareholder value, and to more closely align those individuals’ interests with the interests of the Company’s stockholders.

This Plan amends and restates the UTEK Corporation Restricted Stock Plan, the UTEK Corporation Amended and Restated Employee Stock Option Plan and the Amended and Restated Non-Qualified Stock Option Plan of UTEK Corporation. Any award made under one of the Prior Plans remains subject to the terms of such Prior Plan and the agreement setting forth the terms of such award.

The Plan shall be effective                     , 2011, subject to the terms of Section 11.

2. Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

A. “Affiliate” means a parent corporation of the Company (as defined in Code section 424(e) for purposes of Incentive Stock Options) or any Subsidiary.

B. “Board” shall mean the Board of Directors of the Company.

C. “Code” shall mean the Internal Revenue Code of 1986, as amended.

D. “Committee” means the Committee described in Section 3.

E. “Common Stock” shall mean the common stock, $0.01 par value, of the Company or such other stock or securities that may be substituted therefor pursuant to Section 6.

F. “Company” shall mean Innovaro, Inc., a Delaware corporation, and the successor to UTEK Corporation.

G. “Fair Market Value” means, with respect to a share of Common Stock, if the shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Small Cap Market), the closing market price of a share on such exchange or quotation system on the date of grant of an Option, or, if Fair Market Value is used in connection with any event other than the grant of an Option, then such closing market price on the date of such event. If the shares of Common Stock are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a share consistent with regulations regarding options not subject to Code section 409A and, for Incentive Stock Options, regulations under Code section 421, et seq.

H. “Incentive Stock Option” means an Option granted under this Plan, which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

I. “Non-Qualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

J. “Option” means an option granted under this Plan as either an Incentive Stock Option or a Non-Qualified Stock Option.

K. “Optionee” means any person who has been granted an Option, which has not expired or been fully exercised or surrendered.

L. “Participant” shall mean any member of the Board, executive officer, employee, consultant or advisor of the Company or an Affiliate to whom an Option or a Restricted Stock award has been granted under the Plan.

M. “Plan” shall mean this Innovaro, Inc. Equity Compensation Plan.

N. “Prior Plan” shall mean any of the plans restated under this Plan: the UTEK Corporation Restricted Stock Plan, the UTEK Corporation Amended and Restated Employee Stock Option Plan and the Amended and Restated Non-Qualified Stock Option Plan of UTEK Corporation.

O. “Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or any successor rule.

P. “Restricted Stock” shall mean shares of the Company’s Common Stock awarded to a Participant under Section 9 of the Plan, subject to the restrictions set forth in the applicable Restricted Stock agreement.

Q. “Subsidiary” means any corporation, limited liability company, partnership or other entity of which at least 50% of the outstanding voting stock, voting power or other relevant ownership interest is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in section 424(f) of the Code.

3. Administration

A. Committee. Subject to Section 3.B, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for administration of the Plan in its sole discretion, including adopting such rules and regulations and procedures therefor as it deems appropriate. The Committee shall consist of not fewer than two (2) members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a “non-employee director” as defined in Rule 16b-3 and as an “outside director” as defined in section 162(m) of the Code and regulations thereunder. Subject to Section 3.B, in the event of a disagreement as to the interpretation of the Plan, any amendment to the Plan or any rule, regulation or procedure adopted under the Plan or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons having an interest in the matter, including the Company, the Participant and the Company’s shareholders.

B. Board, Delegation. Notwithstanding any provision of the Plan to the contrary, (i) any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any Restricted Stock or Option agreement entered into under the Plan may be made by the Board (excluding any Optionee whose Options are at issue and any Participant the grant to whom is at issue) in its sole discretion, and its decision shall be final and binding upon all persons having an interest in the matter, including the Company, the Participant and the Company’s shareholders, and (ii) the Committee or the Board may each delegate nondiscretionary administrative duties to such employees of the Company or an Affiliate as it deems proper.

C. Action in Good Faith. No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option or Restricted Stock granted or Restricted Stock or Option agreement entered into under the Plan.

4. Eligibility for Grants

Members of the Board, executive officers, employees, consultants and advisors of the Company or an Affiliate will be eligible to participate in this Plan only if they are expressly designated as eligible by the Committee; provided, however, that consultants and advisors are only eligible to participate in the Plan if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliate; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, including persons employed by, or affiliated with, a corporation or other entity acting as a consultant. Individuals can be designated as Participants in the Plan at any time, as determined by the Committee.

The Committee may grant Options or Restricted Stock awards to Participants at any time and from time to time, without regard to previous grants, if any, as the Committee shall determine, in its sole discretion, to be desirable. Options and Restricted Stock awards granted at different times need not contain similar provisions.

5. Stock Subject to Plan

A. Maximum Number of Shares. The maximum number of shares of Common Stock that may be issued to Participants as Restricted Stock awards or under Options granted pursuant to this Plan shall not exceed 4,626,274 shares (which includes all shares with respect to which restricted stock or options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or any of the Prior Plans), subject to adjustment as provided in Section 5.B. Any or all of the authorized shares may be issued pursuant to the exercise of Options awarded under the Plan or may be issued as Restricted Stock awards under the Plan. If any Restricted Stock award is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such award shall again be available for issuance under the Plan. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

B. Adjustments to Prevent Dilution. The following adjustments may be made to the number and kind of shares of Common Stock reserved for issuance under the Plan, the number, kind and price of shares of Common Stock subject to outstanding awards and the award limits under the Plan:

(1) In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, the number, kind and price of shares subject to outstanding awards and the award limits set forth in Sections 5.A, 7, 8.C, and 9.B, shall be proportionately substituted for or adjusted to reflect such change in corporate structure; provided, however, that any such substitutions or adjustments will be consistent with the treatment of shares of Common Stock not subject to the Plan, and with respect to Options, such that (i) on an aggregate basis, the spread value with respect to such Options immediately after the change does not exceed the spread value immediately before the change, (ii) on a share by share basis, the ratio of the Fair Market Value of the shares of Common Stock subject to such Options to the exercise price for such shares is not more favorable to the Participant immediately after the change as compared to such ratio immediately before the change, (iii) to the extent new Options are granted, any old, related Options shall be cancelled, (iv) all other terms of the Options remain the same except to the extent they become inoperative by reason of the transaction, and (v) no additional benefits are provided under any new or adjusted Options.

(2) The Board may also make adjustments as described above in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 5.B, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive.

(3) No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment. Any fractions resulting from any such adjustment shall be eliminated, in each case by rounding upward to the nearest whole share or unit, unless otherwise required by the regulations under section 424 of the Code for Incentive Stock Options or by the regulations under section 409A for Non-Qualified Stock Options.

C. Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee at least 30 days prior to such proposed action. In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Common Stock as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Common Stock by any person within the meaning of Rule 13(d)(3) under the Exchange Act if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to such Option and the exercise price, regardless of any provision contained in the Plan or any Option agreement with respect thereto limiting the exercisability of the Option for any length of time, and any Restricted Stock shall become fully vested and all other conditions related to the Restricted Stock shall be deemed satisfied to the extent determined by the Committee or the Board. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable Option agreements.

D. Options Granted at Fair Market Value. The exercise price of an Option may not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any Affiliate is a surviving corporation, the Committee may grant Options in substitution for options granted under a plan of another party to the transaction and may adjust Options under this Plan, and in such a case the exercise price or grant price of the substituted Options granted by the Company may equal or exceed 100% of the Fair Market Value on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option; provided, however, that the exercise price, grant price or other adjustment does not exceed the price or adjustment permitted for the grant not to be considered a new grant in accordance with regulations under section 409A of the Code and under section 424 of the Code for an Incentive Stock Option.

6. Options

The Options the Committee grants to Participants under this Plan, including Incentive Stock Options and Non-Qualified Stock Options, shall comply with, and be subject to, the following terms and conditions.

A. Exercise Price. The exercise price of each share of Common Stock subject to an Option shall be fixed by the Committee, subject to Section 5.D.

B. Date of Grant. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant that is subsequent to the date of such approval.

C. Option Agreement. Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of shares of Common Stock subject to Options, the exercise price and the expiration date of the Options. Option agreements covering Options need not contain similar provisions; provided, however, that all such Option agreements shall comply with the terms of the Plan. Each Option agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

D. Expiration Date. Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration pursuant to the following rules:

(1) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or the Optionee’s permitted assignee in the case of Non-Qualified Stock Options) and only prior to the end of three (3) months after the termination of the Optionee’s employment with the Company or an Affiliate or such other period of not less than 30 days after the date of such termination as is specified in the Option agreement or by amendment thereof (but in no event after the expiration date), unless termination was by reason of the Optionee’s death, permanent disability or retirement with the consent of the Company or an Affiliate as provided below. In addition, an Option shall be exercisable after the Optionee’s termination of employment only if and to the extent the Option was exercisable immediately prior to such termination.

Notwithstanding the above, if the Optionee’s employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. “Cause” shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Affiliates, or if the Optionee does not have any employment agreement, “cause” shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company or any of its Affiliates, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board, substantially impairs the Optionee’s ability to perform his or her duties for the Company or its Affiliates.

For purposes of this Section 6, “employment” includes service to the Company or an Affiliate as a director, a consultant or an advisor. For purposes of this Section 6, an Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Committee, if the period of any such leave does not exceed 90 days or, if longer, if the Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

(2) If an Optionee: (i) dies while employed by the Company or an Affiliate or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or an Affiliate by reason of the “permanent and total disability” (within the meaning of section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or an Affiliate as a result of such Optionee’s retirement, provided that the Company or such Affiliate has consented in writing to such Optionee’s retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or the Optionee’s permitted assignee in the case of Non-Qualified Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the expiration date, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee’s death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

E. Exercise Procedures. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the

Committee, accompanied by payment of the exercise price as provided in this Section 6.E and the withholding taxes as provided in Section 10. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised. Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

Except as provided below, payment in full, in cash or by check made payable to the order of the Company, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(1) Subject to the discretion of the Committee and the terms of the Option agreement granting the Option, delivery by the Optionee of shares of Common Stock already owned by the Optionee for all or part of the exercise price, provided the Fair Market Value of such shares of Common Stock is equal on the date of exercise to the exercise price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; and

(2) Subject to the discretion of the Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the Fair Market Value of such shares of Common Stock is equal on the date of exercise to the exercise price, or such portion thereof as the Optionee is authorized to pay by surrender of such stock.

Promptly after receipt of written notice of exercise of an Option and the payments called for by this Section 6.E and Section 10, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An Optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

F. Vesting. Options granted under this Plan shall be exercisable (i) immediately as of the effective date of the Option agreement granting the Option, or (ii) in accordance with a schedule as may be set by the Committee (each such date on such schedule, the “Vesting Base Date”) and specified in the written Option agreement relating to such Option. In any case, no Option shall be exercisable until a written Option agreement in form satisfactory to the Company is executed by the Company and the Optionee.

G. Authority to Modify or Waive Conditions. The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

7. Non-Qualified Stock Options

Subject to Section 5, the Committee shall have complete discretion as to the number of Non-Qualified Stock Options that may be granted to Participants, provided that no Optionee shall, in any calendar year, be granted Non-Qualified Stock Options to purchase more than 250,000 shares of Common Stock. Non-Qualified Stock Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of shares. In the event that the number of Options which may be granted is adjusted as provided in Section 5, the above limit shall automatically be adjusted in the same ratio.

8. Incentive Stock Options

The Incentive Stock Options the Committee grants to Participants under this Plan shall comply with, and be subject to, the following terms and conditions:

A. Restriction for 10% Owners. No Incentive Stock Option shall be granted to any Employee who at the time such Option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of sections 422(b)(6) and 424(d) of the Code, unless the exercise price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

B. Limitation on Value. An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and Subsidiary corporations within the meaning of section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other “incentive stock options” into account in the order in which such Incentive Stock Options and any such other “incentive stock options” were granted.

C. Limitation on Number. No Optionee shall, in any calendar year, be granted Incentive Stock Options to purchase more than 100,000 shares of Common Stock. Incentive Stock Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of shares. In the event that the number of Options which may be granted is adjusted as provided in Section 5, the above limit shall automatically be adjusted in the same ratio.

D. Limitation on Time for Grant. No Option may be granted as an Incentive Stock Option under the Plan after                     , 2021.

9. Restricted Stock Awards

The Restricted Stock awards the Committee grants to Participants under this Plan shall comply with, and be subject to, the following terms and conditions:

A. Award Agreement. For each Restricted Stock award granted to a Participant under this Plan, the Company will prepare a Restricted Stock agreement describing the terms and conditions on which the Restricted Stock is issued to the Participant, in the form approved by the Committee, or such other form as the Committee may approve from time to time.

B. Size of Awards. Except as provided in Section 5 above, the Committee shall determine the number of shares of Restricted Stock granted to each Participant. Subject to Section 5, the Committee shall have complete discretion as to the size of the awards, provided that the maximum number of shares of Restricted Stock that may be granted to a Participant during a single fiscal year of the Company shall not exceed 250,000 shares of Common Stock. The number of shares of Restricted Stock included in each award will be stated in the Participant’s Restricted Stock agreement, as will the time (or times) at, or condition (or conditions) upon, which such shares will become vested.

C. Vesting of Awards. Except as provided in Section 5 above, the Committee shall determine, in its discretion, the time (or times) at, or condition (or conditions) upon, which such Restricted Stock may be issued or become vested.

D. Continued Service. The Committee may, in its discretion, condition any Restricted Stock granted under the Plan on the Participant’s agreement to remain in the employ of, or to render services to, the Company or an Affiliate for a minimum period of time (specified in the Restricted Stock agreement) from the date the Restricted Stock award is granted. No such agreement, however, shall impose upon the Company or an Affiliate any obligation to retain the Participant as a director, executive officer, employee, consultant or advisor to the Company or an Affiliate for any period of time.

E. Restrictive Covenants. The Committee may in its discretion, require as a condition precedent to the issuance of any Restricted Stock to a Participant under this Plan, that the Participant agree to be bound by such covenants not to compete, not to solicit clients, employees or vendors of the Company or its Affiliates, or similar restrictive covenants as the Committee may determine, in its discretion, to be appropriate or desirable.

F. Termination of Restricted Stock Awards. A Participant’s rights to shares of Common Stock awarded as Restricted Stock under this Plan shall, under all circumstances, be set forth in the Restricted Stock agreement governing the award of such shares of Restricted Stock.

G. Issuance of Shares. The shares of Common Stock which may be issued to Participants as Restricted Stock may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company as treasury stock. The Committee may condition delivery of the stock certificates for the shares of Common Stock issuable as Restricted Stock upon the prior receipt from the Participant of a signed Restricted Stock agreement, and any undertaking that the Committee may determine to be necessary or desirable to ensure that the shares are being issued in compliance with all applicable federal and state securities laws.

10. Withholding Taxes

No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Option or Restricted Stock award under the Plan, including by reason of an election filed by the Participant under section 83(b) of the Code, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company to issue shares or allow awards to vest under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

11. Effective Date

This Plan shall become effective upon adoption by the Board, provided that it is approved by shareholders of the Company voting at a validly called shareholders’ meeting. Options and Restricted Stock may be granted and Options may be exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

12. Amendment and Termination

A. Amendment. The Board may amend, suspend or discontinue this Plan at any time and from time to time, subject to applicable requirements in (i) the Company’s certificate of incorporation or by-laws and (ii) applicable law and orders, including seeking stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate. Without the consent of a Participant, no amendment, alteration, suspension or discontinuance may adversely affect a prior grant of Restricted Stock or outstanding Options except to conform this Plan and Options or Restricted Stock granted under this Plan to the requirements of federal or other law.

B. Termination. The Board may terminate the Plan at any time and from time to time, subject to applicable requirements in (i) the Company’s certificate of incorporation or by-laws and (ii) applicable law and orders. This Plan shall terminate when all shares of Common Stock reserved for issuance hereunder have been issued and the forfeiture restrictions on all Restricted Stock awards have lapsed, or by action of the Board pursuant to this Section 12. B, whichever shall first occur.

13. Applicable Law

This Plan shall be governed by the laws of the State of Florida, to the extent not preempted by federal laws.

14. Miscellaneous

A. Investment Representation. If the Board determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Committee may demand that the Participant deliver to the Company any written representation that the Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that shares of Common Stock to be issued pursuant to a Restricted Stock award or Option are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire shares of Common Stock. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

B. Conditions for Issuance. All certificates for shares of Common Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal, state or foreign securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Payment of awards in Common Stock or otherwise shall not be made unless the payment and the issuance and delivery of shares of Common Stock pursuant thereto comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

C. No Right to Employment. Nothing in this Plan or in any Restricted Stock agreement or Option agreement entered into pursuant to it shall (i) confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such Participant, or (ii) affect any right of the Company or an Affiliate to terminate or alter any consulting or other arrangement with any Participant.

D. Non-Assignability. Options and Restricted Stock awards shall not be assignable or transferable by a Participant other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, except that an Optionee may, with the consent of the Committee, transfer without consideration Non-Qualified Stock Options to the Optionee’s spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

E. Effect on Other Compensation Plans. Any amounts granted to a Participant as a Restricted Stock award or Option under this Plan shall not be included in the Participant’s compensation for purposes of determining his level of benefits under any retirement plan or other employee benefit plan of the Company.

F. Power to Make Adjustments. The grant of an Option or a Restricted Stock award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments,

reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

G. Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his assigns, heirs, executors and administrators.

Adopted this     day of                     , 2011.

INNOVARO, INC.

By:
Chief Financial Officer

INNOVARO, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles Pope and Mark Berset, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 on June 7, 2011 at 9:00 a.m., local time, and at all adjournments thereof, as indicated on this proxy.

FOR ALL EXCEPT
1.	FOR ☐	WITHHELD ALL ☐	NOMINEES CROSSED OUT ☐

To elect:

Mark Berset

Asa Lanum

John Micek III

Charles Pope

Mark F. Radcliffe

to serve as directors (except as marked to the contrary) for the Company for a one year term expiring in 2012 or until their successors are elected and qualified.

INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list above.

2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2011.

3.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve an amendment and restatement of the Company’s three existing equity compensation plans as one plan, the Innovaro, Inc. Equity Compensation Plan.

4.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals.

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.